SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the  Registrant  [X]
Filed by a Party other than the  Registrant  [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission
     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                               WEGENER CORPORATION
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                               WEGENER CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD TUESDAY, JANUARY 22, 2002

To the Stockholders:

     The Annual Meeting of Stockholders of WEGENER CORPORATION, a Delaware corporation, will be held at its home office at 11350 Technology Circle, Duluth, Georgia 30097, on Tuesday, January 22, 2002 at 7:00 p.m., Eastern Standard Time, for the following purposes:

     (a) To elect two Class I directors to hold office until the 2005 Annual Meeting of Stockholders or until their successors shall have been elected and qualified;

     (b) To approve an amendment to the Company's 1998 Incentive Plan to increase the number of shares available for grants and awards under the Plan from 1,000,000 to 2,000,000;

     (c) To consider ratification of the appointment of BDO Seidman, LLP as auditors for fiscal year 2002; and

     (d) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed December 4, 2001 as the record date for the determination of stockholders entitled to vote at the Annual Meeting of Stockholders. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting. The stock transfer records of Wegener Corporation will not be closed.

     A proxy statement and a proxy solicited by the Board of Directors, together with a copy of the 2001 Annual Report to Stockholders are enclosed herewith. Stockholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the meeting in person, you are requested to sign and date the enclosed proxy and return it as promptly as possible in the accompanying envelope. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                                        By Order of the Board of Directors


                                        J. Elaine Miller
                                        Secretary
Duluth, Georgia
December 7, 2001

                     PLEASE PROMPTLY COMPLETE AND RETURN THE
                    ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                               WEGENER CORPORATION
                             11350 TECHNOLOGY CIRCLE
                              DULUTH, GEORGIA 30097


                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             OF WEGENER CORPORATION

                         TO BE HELD ON JANUARY 22, 2002


     This Proxy Statement is furnished in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders of Wegener Corporation (the "Company") to be held on Tuesday, January 22, 2002. This Proxy Statement is first being mailed to stockholders on or about December 11, 2001.

     The enclosed proxy is solicited by the Board of Directors of the Company and will be voted at the Annual Meeting and any adjournment of the meeting. The proxy may be revoked at any time before it is exercised by delivering a written revocation to the Secretary of the Company or by voting at the meeting in person or by delivering to the Secretary of the Company a new proxy properly executed and bearing a later date. The items enumerated herein constitute the only business which the Board of Directors intends to present or knows will be presented at the meeting. However, the proxy confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other business which may properly come before the meeting. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates; however, with respect to any matter other than the election of directors, an abstention or broker non-vote would have the effect of a vote against the proposal in question.

     The record date for the determination of stockholders entitled to vote at the Annual Meeting has been set at December 4, 2001. As of November 16, 2001, the Company had outstanding 12,111,261 shares of common stock, $.01 par value. Each share is entitled to one vote. A majority of the shares of common stock outstanding must be present, in person or by proxy, to constitute a quorum.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of November 16, 2001 with respect to ownership of the outstanding common stock of the Company by (i) all persons known to the Company to own beneficially more than five percent (5%) of the outstanding common stock of the Company, including their address, (ii) each director and executive officer of the Company and (iii) all directors and executive officers of the Company as a group:


                                                      AMOUNT
                                                       AND
                                                    NATURE OF           PERCENT
                                      DIRECTOR      BENEFICIAL             OF
           NAME                        SINCE       OWNERSHIP(1)          CLASS
----------------------                 -----       ------------          -----

Robert A. Placek                       1987         1,857,662(2)         15.4%

James H. Morgan, Jr.                   1987            92,000(3)           *

C. Troy Woodbury, Jr.                  1989           139,621(4)          1.2%

Joe K. Parks                           1992            19,000(5)           *

Thomas G. Elliot                       1998            16,000(6)           *

Keith N. Smith                         1999           140,000(7)          1.2%

James T. Traicoff                       N/A            37,079(8)           *

All executive officers and
directors as a group (7 persons)                    2,301,362(9)         19.0%
---------------------
*  Less than 1%

(1) Includes stock options currently exercisable or exercisable within 60 days of the record date.

(2) Includes 19,592 shares held in a 401(k) plan and stock options to purchase 153,000 shares. Mr. Placek's business address is 11350 Technology Circle, Duluth, Georgia 30097.

(3)  Includes stock options to purchase 24,000 shares.

(4) Includes 13,121 shares held in a 401(k) plan and 126,500 shares subject to stock options.

(5)  Includes stock options to purchase 18,000 shares.

(6)  Represents stock options to purchase common stock.

(7)  Represents stock options to purchase common stock.

(8) Includes 7,579 shares held in a 401(k) plan and 15,000 shares subject to stock options.

(9) Includes 40,292 shares held in a 401(k) plan and 492,500 shares subject to stock options.

                                 AGENDA ITEM ONE
                              ELECTION OF DIRECTORS

     The Company's Board of Directors presently consists of six directors, elected to staggered three-year terms.

     The terms of C. Troy Woodbury, Jr. and Joe K. Parks will expire at the upcoming Annual Meeting of Stockholders. The Board of Directors has nominated Messrs. Woodbury and Parks for re-election as Class I directors of the Company to serve for a term of three years, expiring in January 2005. Unless otherwise directed, the proxies will be voted at the meeting for the election of the foregoing nominees or, in the event of any unforeseen contingency, for different persons as substitutes. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE FOREGOING NOMINEES.

     C. TROY WOODBURY, JR., age 54, Class I director, has served as Treasurer and Chief Financial Officer of the Company since June 1988, and as a director of the Company since December 1989. He also has served as Treasurer of WCI since September 1992, as Executive Vice President of WCI since July 1995 and as Chief Operating Officer of WCI from September 1992 to June 1998. Prior to joining the Company in 1988, Mr. Woodbury served as Group Controller for Scientific-Atlanta, Inc. from March 1975 to June 1988.

     JOE K. PARKS, age 66, retired, Class I director, served as Laboratory Director, Threat Systems Development Laboratory of the Georgia Tech Research Institute, a department of the Georgia Institute of Technology, from 1980 to July 1996. The principal business of the Threat Systems Development Laboratory is to design and manufacture radar systems which simulate enemy threats. Mr. Parks has served as a director of the Company since May 1992.

     The directors whose terms do not expire at the upcoming Annual Meeting are as follows:

     ROBERT A. PLACEK, age 63, Class II director, has served as a director of the Company since August 1987, as Chairman of the Board of Directors since May 1994 and as President and Chief Executive Officer since August 1987. Mr. Placek served as President of Wegener Communications, Inc. ("WCI"), a subsidiary of the Company, from 1979 to June 1998, and has served as Chairman of the Board and Chief Executive Officer and as a director of WCI since 1979. His term of office expires in 2003.

     KEITH N. SMITH, age 43, Class II director, has served as a director of the Company since March 1999 and as President of WCI since June 1998. Mr. Smith served as Vice President, Business Development of WCI from March 1997 to June 1998. Mr. Smith was a co-founder and Vice President/General Manager of Microspace Communications Corporation from April 1989 through May 1995. From June 1995 through February 1997, Mr. Smith and his spouse pursued a sailing sabbatical. His term of office expires in 2003.

     THOMAS G. ELLIOT, age 59, Class III director, has served as a director of the Company since September 1998 and as Senior Vice President, Technical
Projects, at CableLabs (Cable Television Laboratories, Inc.), a research and development consortium of cable television system operators representing most of the cable subscribers in North America, since July 1997. From 1993 to July 1997, Mr. Elliot served as a Senior Vice President of Telecommunications, Inc. His term of office expires in 2004.

     JAMES H. MORGAN, JR., age 61, Class III director, was an attorney and shareholder of O'Callaghan, Saunders & Stumm, P.A., Atlanta, Georgia, from 1985 to October 1990, at which time he joined the firm of Smith, Gambrell & Russell, LLP, Atlanta, Georgia, as a partner. Smith, Gambrell & Russell, LLP currently acts as general counsel to the Company and receives fees for services rendered. Mr. Morgan has served as a director of the Company since 1987. His term of office expires in 2004.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has standing Audit, Executive and Compensation, and Incentive Plan Committees. The Audit Committee is composed of Messrs. Elliot, Parks and Morgan and held three meetings during the fiscal year ended August 31, 2001. The function of the Audit Committee is to consult with the auditors regarding the plan of audit, the results of the audit and audit controls, and the adequacy of internal accounting controls. The Audit Committee considers the scope, approach, effectiveness and recommendations of the audit performed by the independent accountants; determines and prescribes limits upon the types of non-audit professional services that may be provided by the independent accountants without adverse effect on the independence of such accountants; recommends the appointment of independent accountants; and considers significant accounting methods adopted or proposed to be adopted.

     The Executive and Compensation Committee is composed of Messrs. Placek and Morgan and acted one time by unanimous written consent during the fiscal year ended August 31, 2001. The function of the Executive and Compensation Committee is to recommend to the full Board compensation arrangements for the Company's senior management and the adoption of any benefit plans in which officers and directors are eligible to participate.

     The Incentive Plan Committee is composed of Messrs. Morgan and Parks and acted one time by unanimous written consent during the fiscal year ended August 31, 2001. The Incentive Plan Committee is responsible for recommending the key employees who will receive awards under the 1988 Incentive Plan, the 1989 Directors' Incentive Plan and the 1998 Incentive Plan, the award amount or number of shares of stock to be granted, and the terms and conditions of each award.

     The Board of Directors does not have a standing nominating committee.

AUDIT COMMITTEE REPORT

     For the fiscal year ended August 31, 2001, the Audit Committee has reviewed and discussed the audited financial statements with management, has discussed with the independent auditors the matters required to be discussed by SAS 61 and has received the written disclosures and a letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has discussed with the independent accountants the independence of the independent accountants. Based on the foregoing meetings, reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal 2001 be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

     This report is submitted by each member of the Company's Audit Committee, as follows:

--------------------------------------------------------------------------------
THOMAS G. ELLIOT                 JOE K. PARKS               JAMES H. MORGAN, JR.
--------------------------------------------------------------------------------

     The Board of Directors of the Company has adopted a written charter for the Audit Committee, a copy of which was included as an appendix to the Proxy Statement for the 2001 Annual Meeting. The members of the Audit Committee are independent, as such term is defined by Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards.

MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company held three meetings and acted one time by unanimous written consent during the fiscal year ended August 31, 2001. During fiscal 2001, each director attended all meetings of the Board of Directors and Committee(s) on which he served.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than 10% of the outstanding common stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the common stock of the Company held by such persons. Officers, directors and greater than 10% stockholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company and representations that no other reports were required, during fiscal 2001, all Section 16(a) filing requirements were complied with by its officers and directors.

                             EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each other executive officer of the Company or WCI whose total annual salary and bonus exceeded $100,000 (the "Named Executive Officers") for the fiscal years ended August 31, 2001, September 1, 2000 and September 3, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                              Long Term
                                                                             Compensation
                                                                         ---------------------
                                            Annual Compensation                  Awards
----------------------------------------------------------------------------------------------
           Name                                               Other      Restricted                All
           and                                               Annual        Stock    Options/      Other
         Principal           Fiscal  Salary      Bonus    Compensation   Award(s)     SARs     Compensation
         Position            Year      ($)        ($)          ($)           ($)       (#)        ($)(a)
-----------------------------------------------------------------------------------------------------------
Robert A. Placek             2001    179,078      -0-          -0-          -0-        -0-        22,241
   Chairman of the Board,    2000    179,078      -0-          -0-          -0-        -0-        22,215
   President and Chief       1999    179,078      -0-          -0-          -0-        -0-        22,924
   Executive Officer;
   Director

C. Troy Woodbury, Jr.        2001    131,424      -0-          -0-          -0-        -0-        5,183
   Treasurer and Chief       2000    131,424      -0-          -0-          -0-      20,000       5,300
   Financial Officer;        1999    131,424      -0-          -0-          -0-      30,000(b)    4,800
   Director

 Keith N. Smith              2001    140,000      -0-          -0-          -0-        -0-         -0-
   President of WCI          2000    140,000      -0-          -0-          -0-      40,000        -0-
                             1999    140,000      -0-          -0-          -0-      25,000        -0-

(a) Represents amounts contributed by the Company pursuant to the Company's 401(k) plan and life insurance premiums paid by the Company, as follows:

                                               Insurance
              Name            Fiscal Year      Premiums     401(k) Contributions
              ----            -----------      --------     --------------------

     Robert A. Placek            2001          $17,055            $5,186
                                 2000           17,055             5,160
                                 1999           17,055             5,869

     C. Troy Woodbury, Jr.       2001             -0-              5,183
                                 2000             -0-              5,300
                                 1999             -0-              4,800

(b)  Of this amount,  20,000 shares  represent  options which were  regranted in
     fiscal  1999  in   consideration  of  the  surrender  and  cancellation  of
     previously granted options to purchase the same number of shares.

STOCK OPTION PLAN

     No options were granted to the Named Executive Officers during the fiscal year ended August 31, 2001 under the Company's Incentive Plans.

     The following table provides certain information concerning each exercise of stock options under the Company's Incentive Plans during the fiscal year ended August 31, 2001, by the Named Executive Officers and the fiscal year end value of unexercised options held by such persons:

                       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                              AND FISCAL YEAR END OPTION VALUES

                                                              Number of
                                                              Securities         Value of
                                                              Underlying        Unexercised
                                                             Unexercised       In-the-Money
                                                              Options at     Options at Fiscal
                             Shares                        Fiscal Year End       Year End
                            Acquired          Value          Exercisable/      Exercisable/
          Name            on Exercise       Realized        Unexercisable    Unexercisable(1)
          ----            -----------       --------        -------------    ----------------
Robert A. Placek                0              $0             153,000/0            $0/ -

C. Troy Woodbury, Jr.           0               0             126,500/0            $0/ -

Keith N. Smith                  0               0             140,000/0            $0/ -

--------------

(1) The market value of the Company's common stock on August 31, 2001 was $0.72 per share. The actual value, if any, an executive may realize will depend upon the amount by which the market price of the Company's common stock exceeds the exercise price when the options are exercised.

COMPENSATION OF DIRECTORS

     The compensation currently payable to each non-employee director of the Company is $300 per meeting attended. However, Mr. Morgan presently does not receive director's fees. The law firm of which Mr. Morgan is a partner receives legal fees for services rendered to the Company. Pursuant to the 1998 Incentive Plan, each non-employee director receives an option to purchase 2,000 shares of common stock on the last day of December of each year at an exercise price equal to the fair market value on such date. These options are exercisable for ten years. During fiscal 2001, each of Messrs. Morgan, Elliot and Parks was granted an option to purchase 2,000 shares at an exercise price of $0.625.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The law firm of Smith, Gambrell & Russell, LLP, of which James H. Morgan, Jr. is a partner, received legal fees from the Company for services rendered during fiscal 2001. Mr. Morgan is a director of the Company and served as a member of the Executive and Compensation Committee during fiscal 2001. The Executive and Compensation Committee is comprised of Mr. Morgan and Robert A. Placek, Chairman of the Board, President and Chief Executive Officer of the Company. This Committee acted one time by unanimous written consent during fiscal 2001. See "Report of Board of Directors on Executive Compensation."

     The Company believes that the above described transactions are on terms no less favorable to the Company than could be obtained from non-affiliated parties.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     See  "Compensation   Committee  Interlocks  and  Insider  Participation  in
Compensation Decisions" which describes certain business relationships between the Company and certain of its directors.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following Report of the Board of Directors on Executive Compensation and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

                        REPORT OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

     The Company has an Executive and Compensation Committee comprised of the Chief Executive Officer and one non-employee director of the Company. However, this report is being made by the full Board of Directors, which authorized and approved all components of executive compensation.

     No increases in compensation were made to any executive officer during fiscal 2001 and no bonuses were paid to the Named Executive Officers. See "Executive Compensation." The Executive and Compensation Committee and the full Board of Directors review the performance of the Chief Executive Officer as well as the other executive officers of the Company, and the full Board of Directors has historically authorized and approved increases in salary or other cash compensation awards. The performance of the Chief Executive Officer and the other executive officers of the Company is reviewed in light of the performance of the Company and the Company's working capital position and prospects. The Board of Directors does not assign relative weights to the factors considered by the Board in setting compensation, but rather considers all factors as a whole. In determining compensation levels, the Board of Directors has not set specific performance targets for officers to attain in order to earn any specific component of compensation.

     The Executive and Compensation Committee and the Board of Directors also consider other companies in the telecommunications industry and review, to the extent such information is available, the compensation paid to the Chief Executive Officers and other executive officers of those companies. As a result of such review, the Board of Directors has concluded that the compensation levels of the Company's Chief Executive Officer and other executive officers are in the lower range of compensation paid by comparably situated companies. The Board of Directors considered the competitiveness of the entire compensation package to its officers and not only certain items of compensation.

     At the present time, the Company has the 1998 Incentive Plan for the purpose of awarding options and other compensation to its directors, executive officers and other key employees. No stock options were granted to any Named Executive Officer during fiscal 2001. In September 1998, the Incentive Plan Committee approved the grant of certain replacement stock options in consideration of the cancellation of previously granted options ("Replacement Options"), due to the fact that the previously granted options were at exercise prices higher than the Company's then current market price. The Committee determined to grant the Replacement Options to officers and employees in order to provide an opportunity to the recipients of the options to realize a future compensation benefit from the grant of such options. The Replacement Options carry the original expiration dates related to the previously granted options. See "Executive Compensation."

     The Company's future compensation policies will be developed in light of the Company's profitability and with the goal of rewarding members of management for their contributions to the Company's success.

               Robert A. Placek                   Joe K. Parks
               C. Troy Woodbury, Jr.              Thomas G. Elliot
               James H. Morgan, Jr.               Keith N. Smith

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's common stock against the cumulative total return of the Nasdaq Stock Market (U.S. Companies) and the Index for the Nasdaq Telecommunications Stocks for the period of five fiscal years commencing August 31, 1996 and ending August 31, 2001. The graph assumes that the value of the investment in the Company's common stock and each index was $100 on August 30, 1996.

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                                             CUMULATIVE TOTAL RETURN
                              --------------------------------------------------
                              8/30/96  8/29/97  8/28/98  9/3/99  9/1/00  8/31/01

WEGENER COMMUNICATIONS, INC.   $100      $30      $27      $29     $41     $12
NASDAQ STOCK MARKET (U.S.)      100      139      144      255     376     160
NASDAQ TELECOMMUNICATIONS       100      123      176      315     346     127

                                 AGENDA ITEM TWO
                      PROPOSAL TO AMEND 1998 INCENTIVE PLAN

     In 1998, the Company adopted its 1998 Incentive Plan (the "Plan") and reserved 1,000,000 shares of the Company's common stock to cover incentive awards to be granted under the Plan during its ten-year term. The Plan provides for the granting of awards to key employees of the Company and its subsidiaries whose responsibilities and decisions directly affect the performance of the Company and its subsidiaries. The Plan is intended to attract and retain persons of ability, motivate and reward good performance, encourage key employees to continue to exert their best efforts on behalf of the Company and its subsidiaries and provide opportunities for stock ownership by such employees in order to increase their proprietary interests in the Company.

THE PROPOSED AMENDMENT

     The Board of Directors has approved, subject to stockholder approval at the 2002 Annual Meeting of Stockholders, an amendment to the Plan to increase the number of shares available for issuance under the Plan from 1,000,000 shares to 2,000,000 shares. As of December 1, 2001, there remained 550,450 shares available for which new awards could be granted under the Plan. The Board of Directors believes it to be in the best interest of the Company and its stockholders to increase the number of shares authorized and available for issuance pursuant to the terms of the Plan.

     The Board of Directors of the Company recommends that stockholders vote FOR the proposed amendment. Approval of the amendment to the Plan requires the affirmative vote of a majority of the shares of common stock voting on the proposal.

GENERAL DESCRIPTION OF THE PLAN

     EFFECTIVE DATE. The effective date of the Plan is January 1, 1998. Awards may be granted pursuant to the Plan from time to time, but no later than ten years from the effective date.

     ADMINISTRATION OF THE PLAN. The Plan may be administered by (i) a committee of the Board of Directors, which committee shall consist of not less than two "non-employee directors" as defined by Rule 16b-3 under the Securities and Exchange Act of 1934 (the "1934 Act"), or (ii) if no Committee has been appointed, then by the full Board of Directors (hereinafter referred to as the "Committee"). Subject to the provisions of the Plan, the Committee has sole authority to select the officers and other key employees to whom grants of awards may be made, to determine the type of award to be granted to the eligible employee, the number of shares of stock to be covered by each award and the terms and conditions of awards granted under the Plan.

     SHARES SUBJECT TO THE PLAN. The maximum number of shares common stock which may be issued under the Plan is 1,000,000. The Committee, in its discretion, may award other securities issued by the Company that are convertible into common stock or make other securities subject to purchase pursuant to the exercise of an option. Shares reserved for issuance under the Plan may consist in whole or in part of authorized and unissued shares of common stock or treasury shares. Shares underlying lapsed, forfeited or canceled awards will be restored to the status of authorized shares available for distribution under the Plan.

     PERSONS ELIGIBLE TO PARTICIPATE IN THE PLAN. The Plan authorizes, in the discretion of the Committee, awards to be granted to directors, officers and key employees of the Company or any participating subsidiary of the Company, as well as to consultants and advisors (hereinafter collectively, "Participants") who, in the judgment of the Committee, are responsible for or contribute to the management, growth or profitability of the business of the Company or any participating subsidiary of the Company. There are currently 89 employees and six directors (three of whom are also employees) eligible for participation in the Plan.

     AWARDS. The Plan authorizes the Committee to grant (i) incentive and non-qualified stock options, (ii) stock appreciation rights, (iii) performance units, (iv) restricted stock, (v) deferred stock, or (vi) any combination of the foregoing, as more fully described below:

     1. STOCK OPTIONS. Stock options may be granted either alone or in conjunction with other awards under the Plan. Stock options granted under the Plan may be either incentive stock options as defined under Section 422 of the Internal Revenue Code of 1986 (the "Code") or non-qualified stock options. To the extent that any stock option fails to qualify as an incentive stock option, it shall constitute a non-qualified stock option.

     No stock option may be granted after the expiration of ten years from the effective date of the Plan, and the aggregate fair market value (determined as of the date an option is granted) of common stock for which incentive stock options granted to any eligible employee may first become exercisable in any calendar year may not exceed $100,000.

     Stock options granted pursuant to the Plan are nontransferable. Incentive stock options must be exercised within ten years from the date of grant at an exercise price of not less than 100% of the fair market value of the stock on the date of grant. With respect to options granted to a greater than 10% stockholder, the option must be exercised within five years from the date of grant at an exercise price of not less than 110% of the fair market value of the stock on such date. In the case of non-qualified stock options, the term may not exceed ten years and one day from the date of grant and the exercise price may not be less than 75% of the fair market value on the date of grant.

     Under the Plan, each non-employee director is granted, without necessity of action by the Board of Directors or the Committee, an option to purchase 2,000 shares of common stock on the last day of each December on which regular trading occurs on the Nasdaq Stock Market, at an exercise price equal to the fair market value of such stock on the date of grant. Such options will be exercisable during the period of ten years and one day from the date of grant of the option. Options granted to non-employee directors under the Plan will in all other respects conform to the terms of the Plan.

     As of December 1, 2001, under the 1998 Plan, options to purchase an aggregate of 105,000 shares had been issued to the Company's executive officers, options to purchase an aggregate of 12,000 shares had been issued to non-employee directors and options to purchase an aggregate of 332,550 shares had been issued to non-executive employees of the Company.

     2. STOCK APPRECIATION RIGHTS. Stock Appreciation Rights ("SARS") may be granted under the Plan alone, in conjunction with incentive or non-qualified stock options or in tandem with non-qualified stock options granted under the Plan.

     Upon exercise of an SAR, a Participant is entitled, subject to such terms and conditions as the Committee may specify, to receive an amount in cash or shares of common stock equal in value to the excess of the fair market value of one share of stock over the exercise price per share specified in the related option or SAR, multiplied by the number of shares in respect of which the SAR is exercised. No SARS have been granted under the Plan.

     3. PERFORMANCE UNITS. The Plan provides for the award of "performance units." In granting performance units, the Committee shall determine a "performance period" of one or more years and shall determine the performance objectives for grants of performance units. Performance objectives may vary from Participant to Participant and between groups of Participants and may be based upon such criteria or combination of factors as the Committee may deem appropriate.

     At the beginning of a performance period, the Committee shall determine for each Participant eligible for performance units the range of dollar values, if any, which shall be paid as an award if the relevant measure of performance for the performance period is met. No performance units have been granted.

     4. RESTRICTED STOCK. Restricted stock may be received by a Participant either as an award or as the result of an exercise of an option or SAR or as payment for a performance unit. Restricted stock granted under the Plan shall be subject to a "restriction period" (after which restrictions shall lapse) commencing on the date of grant of the award and ending on such date or upon the achievement of such performance or other criteria as the Committee shall determine.

     Except as otherwise provided in the Plan, no shares of restricted stock may be sold, exchanged, transferred, pledged or otherwise disposed of during the restriction period. The Committee may require certificates for restricted stock delivered under the Plan to be held in custody by a bank or other institution or by the Company itself until the restriction period expires or the restrictions thereon otherwise lapse. In addition, the Committee may require the recipient to deliver a stock power of attorney endorsed in blank relating to the restricted stock as a condition of receipt of restricted stock. No restricted stock has been granted.

     5. DEFERRED STOCK. Deferred stock may be credited to a Participant either as an award, as the result of an exercise of an option or SAR or as payment for a performance unit. Deferred stock granted under the Plan will be subject to a "deferral period" commencing on the date the deferred stock is granted and ending on such date or upon the achievement of such performance or other criteria as the Committee may determine.

     Except as otherwise provided in the Plan, no deferred stock credited to a Participant may be sold, exchanged, transferred, pledged or otherwise disposed of during the deferral period. At the expiration of the deferral period, a Participant will be entitled to receive a certificate for the number of shares of stock equal to the number of shares of deferred stock credited to such Participant. No deferred stock has been granted.

     LOANS AND SUPPLEMENTAL CASH PAYMENTS. The Committee may provide for loans or supplemental cash payments to Participants at such time and in such manner as the Committee may determine in connection with awards granted under the Plan. In no event shall the amount of a supplemental cash payment exceed (i) in the case of an option, the excess of the fair market value of the shares of stock (disregarding any restrictions) purchased on the date of exercise of the option over the option price, or (ii) in the case of a stock appreciation right, performance unit, restricted stock or deferred stock, the value of the shares of stock and other consideration issued in payment of such award.

     REORGANIZATION AND RECAPITALIZATION. In the event of any recapitalization, reclassification, split up or consolidation of shares of stock, merger or consolidation of the Company or sale by the Company of all or a substantial portion of its assets, the Committee may make such appropriate adjustments in the stock subject to awards, including stock subject to purchase by an option, or the terms, conditions or restrictions on stock or awards as the Committee deems equitable; provided, however, that no such adjustments shall be made on or after the occurrence of a change in control without the affected participant's consent.

     AMENDMENT AND TERMINATION OF THE PLAN; CHANGE IN CONTROL. The Board of Directors of the Company may at any time amend or terminate the Plan. The Plan may also be amended by the Committee, provided that all such amendments are reported to the Board. No amendment may, without approval of the Company's stockholders, (1) alter the group of persons eligible to receive incentive stock options under the Plan, or (2) increase the maximum number of shares of stock which are available for awards under the Plan. No amendment or termination shall retroactively impair the rights of any person with respect to an award. In the event of a change in control of the Company, participants may elect to be cashed out of their options, and other awards will be converted to their fair market value and paid in cash. On or after the occurrence of a change in control, the Plan may not be amended or terminated until all payments required under the Plan are made.

FEDERAL INCOME TAX CONSEQUENCES

     Under the Code and Treasury Regulations currently in effect, a Participant in the Plan generally will not recognize taxable income or gain upon the grant under the Plan of an incentive stock option, a non-qualified stock option (other than such an option having a readily ascertainable fair market value), restricted stock or deferred stock, an SAR or a right to a payment with respect to a performance unit. Instead, the recognition of taxable income generally will be triggered by a future event such as the lapse of a restriction on transferability, the disposition of shares obtained through an incentive stock option, the exercise of a non-qualified option or SAR or the receipt of the payment with respect to a performance unit.

     INCENTIVE STOCK OPTIONS. All incentive stock options granted or to be granted under the Plan which are designated as incentive stock options are intended to be incentive stock options as defined in Section 422 of the Code.

     Under the provisions of Section 422 of the Code, for regular tax purposes neither the holder of an incentive stock option nor the Company will recognize income, gain, deduction or loss upon the grant or exercise of an incentive stock option. For regular tax purposes, an optionee will be taxed only when the stock acquired upon exercise of his or her incentive stock option is sold or otherwise disposed of in a taxable transaction. If at the time of such sale or disposition the optionee has held the shares for the required holding period (two years from the date the option was granted and one year from the date of the transfer of the shares to the optionee), the optionee will recognize long-term capital gain or loss, as the case may be, based upon the difference between his or her exercise price and the net proceeds of the sale. However, if the optionee disposes of the shares before the end of such holding period, the optionee will recognize ordinary income on such disposition in an amount equal to the lesser of:

     (a)  gain on the sale or other disposition; or

     (b) the amount by which the fair market value of the shares on the date of exercise exceeded the option exercise price, with any excess gain being capital gain, long-term or short-term, depending on the holding period of the shares on the date of sale or other taxable disposition.

     In addition, the Internal Revenue Service has issued proposed regulations which, upon becoming final, would cause the exercise of an incentive stock option on or after January 1, 2003, to result in the recognition of wage income subject to current taxation under the Federal Insurance

Contributions Act (FICA) and the Federal Unemployment Tax Act (FUTA), but not subject to current income taxation.

     The foregoing discussion and the reference to capital gain or loss treatment therein assume that the option shares are a capital asset in the hands of the optionee. A sale or other disposition which results in the recognition of ordinary income to the optionee will also result in a corresponding income tax deduction for the Company.

     The Plan permits an optionee to pay all or part of the purchase price for shares acquired pursuant to exercise of an incentive stock option by transferring to the Company other shares of the Company's common stock owned by the optionee. Section 422 of the Code provides that an option will continue to be treated as an incentive stock option even if an optionee exercises such incentive stock option with previously acquired stock of the corporation granting the option. Accordingly, except as noted below with respect to certain "statutory option stock," an optionee who exercises an incentive stock option in whole or in part by transferring to the Company shares of the Company's common stock will recognize no gain or loss upon such exercise.

     Section 424(c)(3) of the Code provides that if "statutory option stock" is transferred in connection with the exercise of an incentive stock option, and if the holding period requirements under Section 422(a)(1) of the Code are not met with respect to such statutory option stock before such transfer, then ordinary income will be recognized as a result of the transfer of statutory option stock. However, the incentive stock option stock acquired through the exchange of statutory option stock will still qualify for favorable tax treatment under
Section 422 of the Code.

     Incentive stock options offer two principal tax benefits: (1) the possibility of recognizing a long-term capital gain rather than ordinary income to the extent of the excess of fair market value over the option price at the time of exercise, and (2) the deferral of recognition of gain until disposition of the stock acquired upon the exercise of the option.

     The maximum tax rate for gains realized by individual taxpayers from the sale of capital assets, such as stock, held for more than one year is currently 20%. In contrast, the maximum tax rate for ordinary income is currently 39.1% (subject to scheduled reductions to 35% in 2006). Although the exercise of an incentive stock option does not result in the recognition of income for regular income tax purposes, the excess of the fair market value of shares acquired through the exercise of an incentive stock option over the exercise price is taken into account in computing an individual taxpayer's alternative minimum taxable income. Thus, the exercise of an incentive stock option could result in the imposition of an alternative minimum tax liability.

     In general, an option granted under the Plan which is designated as an incentive stock option will be taxed as described above. However, in some circumstances an option which is designated as an incentive stock option will be treated as a non-qualified stock option and the holder taxed accordingly. For example, a change in the terms of an option which gives the employee additional benefits may be treated as the grant of a new option. Unless all the criteria for treatment as an incentive stock option are met on the date the "new option" is considered granted (such as the requirement that the exercise price of the option be not less than the fair market value of the stock as of the date of the grant), the option will be treated and taxed as a non-qualified stock option.

     NON-QUALIFIED STOCK OPTIONS. All options granted or to be granted under the Plan which do not qualify as incentive stock options are non-qualified options not entitled to special tax treatment under Section 422 of the Code.

     A participant in the Plan will recognize taxable income upon the grant of a non-qualified stock option only if such option has a readily ascertainable fair market value as of the date of the grant. In such a case, the recipient will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option as of such date over the price, if any, paid for such option. No income would then be recognized on the exercise of the option, and when the shares obtained through the exercise of the option are disposed of in a taxable transaction, the resulting gain or loss would be capital gain or loss (assuming the shares are a capital asset in the hands of the optionee). However, under the applicable Treasury Regulations, the non-qualified stock options issued under the Plan will not have a readily ascertainable fair market value unless at the time such options are granted similar options of the Company are actively traded on an established market. The Company presently has no such actively traded options.

     Upon the exercise of a non-qualified option not having a readily ascertainable fair market value, the optionee recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price for those shares. The Company is not entitled to an income tax deduction with respect to the grant of a non-qualified stock option or the sale of stock acquired pursuant thereto. The Company generally is permitted a deduction equal to the amount of ordinary income the optionee is required to recognize as a result of the exercise of a non-qualified stock option.

     The Plan permits the Committee to allow an optionee to pay all or part of the purchase price for shares acquired pursuant to an exercise of a non-qualified option by transferring to the Company other shares of the Company's common stock owned by the optionee. If an optionee exchanges previously acquired common stock pursuant to the exercise of a nonqualified stock option, the Internal Revenue Service has ruled that the optionee will not be taxed on the unrealized appreciation of the shares surrendered in the exchange. In other words, the optionee is not taxed on the difference between his or her cost basis for the old shares and their fair market value on the date of the exchange, even though the previously acquired shares are valued at the current market price for purposes of paying all or part of the option price.

     SARs AND PERFORMANCE UNITS. On the exercise of an SAR or the receipt by a Plan Participant of a payment with respect to a performance unit, the Participant generally will recognize taxable ordinary income in an amount equal to the sum of the cash and the fair market value of the stock (determined as of the date of exercise of the SAR, or the date of receipt of a payment with respect to the performance unit, whichever is applicable), if any, received. However, the amount of ordinary income recognized and the timing of the recognition of that income may be different if the Plan Participant receives stock with respect to which there is a substantial risk of forfeiture (such as restricted stock or deferred stock) in connection with the exercise of an SAR or a payment with respect to a performance unit. The computation of the ordinary income to be recognized and the timing of the income recognition with respect to the receipt of stock with a substantial risk of forfeiture is discussed below in connection with restricted stock and deferred stock. A plan Participant will not recognize a loss on the termination of an unexercised SAR received under the Plan.

     RESTRICTED STOCK AND DEFERRED STOCK. Generally, and except as noted below, the grant of restricted stock or deferred stock is not taxable at the time of the grant. Instead, at the time restricted stock or deferred stock vests or becomes transferable, an employee will recognize ordinary income equal to (i) the excess of the fair market value of such restricted stock or deferred stock, as applicable, on the date the shares vest over (ii) the price, if any, paid for such restricted stock or deferred stock, whichever is applicable. An employee may, however, elect to recognize income as of the date of grant of the restricted stock or deferred stock, in an amount equal to (i) the excess of the fair market value of the restricted stock or deferred stock, whichever is applicable, on the date of grant over (ii) the price, if any, paid for the restricted stock or deferred stock, whichever is applicable. If such an election is made, no additional income will be recognized at the time the stock vests or becomes transferable. In the event of a subsequent forfeiture of the shares, an employee making such an election may be able to recognize a capital loss with respect to the amount, if any, paid for such restricted stock or deferred stock, but only to the extent such amount exceeds the amount realized by such employee on such forfeiture. The employee will not be able to recognize a loss for tax purposes with respect to the excess of fair market value over the purchase price which was previously included in income. The use of restricted stock or deferred stock as all or a portion of the exercise price of a nonqualified stock option will not result in gain or loss to the optionee to the extent that such optionee receives through the exercise of such option shares of stock having restrictions and conditions substantially similar to those applicable to such restricted stock or deferred stock. Dividends paid on the shares of restricted stock or deferred stock before they vest will be taxed to the employee either as additional compensation or, if the employee has made the election described above, as dividend income.

     In most cases, the basis in shares acquired upon exercise of a non-qualified option or SAR, upon an award of restricted stock or deferred stock or upon payment with respect to a performance unit, will be equal to the fair market value of the shares received on the employee's income recognition date, and the holding period for determining gains and losses on a subsequent disposition of such shares will begin on such date. However, if shares of stock are surrendered to pay the exercise price of a nonqualified stock option, the basis of the number of shares received in exchange therefor equal to the number of shares surrendered will be equal to the optionee's cost basis in the shares surrendered, and the holding period for those new shares will include the holding period of the shares surrendered. The additional new shares received on exercise of the option will have a tax basis equal to the amount of ordinary income recognized by the employee as a result of the option exercise (plus, in the case of payment of the purchase price in a combination of cash and surrendered shares, the amount of any cash paid). The holding period for those additional new shares will begin on the date the option is exercised. In the case of an incentive stock option for which the exercise price is not paid by surrendering shares of stock, the basis of the shares acquired on exercise of the option will be equal to the option's exercise price, and the holding period of the shares will begin on the date the incentive stock option is exercised.

     If shares of stock are surrendered to pay the exercise price of an incentive stock option, except as noted below with respect to "statutory option shares," the basis of the number of shares received on option exercise equal to the number of shares surrendered will be equal to the basis of the shares surrendered (plus, in the case of payment of the purchase price in a combination of cash and surrendered shares, the amount of any cash paid). For purposes of the incentive stock option required holding period, the IRS position is that the holding period for those new shares starts on the date the option is exercised. However, for capital gains purposes, the holding period for those new shares will include the holding period of the shares surrendered. The additional new shares received on exercise of the incentive stock option will have a tax basis of zero (plus, in the case of payment of the purchase price in a combination of cash and transferred shares, the amount of any cash paid). The holding period for those new shares starts on the date the option is exercised, both for general capital gains purposes and for purposes of the incentive stock option required holding period. If the "statutory option stock" surrendered in payment of the incentive stock option exercise price has not met the holding period requirements, the optionee's basis in the number of shares so acquired equal to the number of shares transferred will be equal to the optionee's tax basis in the shares transferred increased by the amount of ordinary income recognized by the optionee on the transfer. The additional new shares received on exercise of the incentive stock option will have a tax basis of zero (plus, in the case of payment of the purchase price in a combination of cash and transferred shares, the amount of any cash paid). In the case of shares obtained on exercise of an incentive stock option by surrendering "statutory option stock" that has not met the required holding period, the holding period rules are the same as those described above for shares obtained by surrendering other stock in payment of the incentive stock option exercise price.

     As a general rule, the Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an employee recognizes ordinary income from awards granted under the Plan (including the recognition of ordinary income as the result of a holder of stock obtained through exercise of an incentive stock option disposing of such stock prior to the expiration of the required holding period), to the extent such income is considered reasonable compensation under the Code and generally provided that the Company complies with the applicable information reporting requirements with respect to the ordinary income recognized by the employee. The Company will not, however, be entitled to a deduction with respect to payments to employees which are contingent upon a change of control if such payments are deemed to constitute "excess parachute payments" pursuant to Section 280G of the Code and do not qualify as reasonable compensation pursuant to that Section. In addition, such payment will subject the recipient to a 20% excise tax. The Company also may not be entitled to a deduction with respect to payments to certain employees of the Company to the extent that the applicable remuneration of such employee is found to exceed a maximum amount permitted under Section 162(m) of the Code.

     GENERAL. The Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Securities Act of 1974.

     The preceding discussion is based upon federal tax laws and regulations in effect on the date of this Proxy Statement, which are subject to change, and upon an interpretation of the statutory provisions of the Code, its legislative history and the income tax regulations which interpret provisions of the Code. Furthermore, the foregoing is only a general discussion of the federal income tax consequences of the Plan and does not purport to be a complete description of all federal income tax aspects of the Plan. Award holders may also be subject to state and local taxes in connection with the grant or exercise of options granted under the Plan and the sale or other disposition of shares acquired upon exercise of an award. Each recipient of an award should consult with his or her personal tax advisor regarding federal, state or local tax consequences of participating in the Plan.

                                AGENDA ITEM THREE
                             APPOINTMENT OF AUDITORS

     The firm of BDO Seidman, LLP, independent certified public accountants, audited the financial statements of the Company for the fiscal year ended August 31, 2001. The Board of Directors has selected this same firm to audit the accounts and records of the Company for the current fiscal year and proposes that the stockholders ratify this selection at the Annual Meeting. Neither such firm nor any of its members or associates has or has had during the past year any financial interest in the Company, direct or indirect, or any relationship with the Company other than in connection with their duties as auditors and income tax preparers.

     Stockholder ratification of this appointment is not required. Management has submitted this matter to the stockholders because it believes the stockholders' views on the matter should be considered, and if the proposal is not approved, management may reconsider the appointment. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting to respond to stockholders' questions and will have an opportunity to make any statements they consider appropriate.

     AUDIT FEES. The aggregate fees billed by BDO Seidman, LLP for professional services rendered for the audit of Wegener's annual financial statements for the fiscal year ended August 31, 2001 and the review of the financial statements included in Wegener's Forms 10-Q for that fiscal year were approximately $153,900.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. During the year ended August 31, 2001, BDO Seidman, LLP did not perform any services with regard to financial information systems design and implementation.

     ALL OTHER FEES. The aggregate fees billed for non-audit services provided by BDO Seidman, LLP during the fiscal year ended August 31, 2001 were approximately $60,000.

     The Audit Committee of the Board of Directors has considered whether the provision of non-audit services by BDO Seidman, LLP to Wegener is compatible with maintaining the independence of BDO Seidman, LLP. See also "Report of Audit Committee."

              ANNUAL REPORT TO STOCKHOLDERS AND REPORT ON FORM 10-K

     Additional information concerning the Company, including financial statements of the Company, is provided in the Company's 2001 Annual Report to Stockholders that accompanies this proxy statement. The Company's Annual Report on Form 10-K for the year ended August 31, 2001, as filed with the Securities and Exchange Commission, is available to stockholders who make a written request therefor to Mr. James T. Traicoff, Controller, at the offices of the Company, 11350 Technology Circle, Duluth, Georgia 30097. Copies of exhibits filed with that report or referenced therein will be furnished to stockholders of record upon request and payment of the Company's expenses in furnishing such documents.

                 STOCKHOLDERS' PROPOSALS FOR 2003 ANNUAL MEETING

     Stockholders may submit proposals appropriate for stockholder action at the Company's Annual Meeting consistent with the regulations of the Securities and Exchange Commission. Proposals by stockholders intended to be presented at the 2003 Annual Meeting must be received by the Company no later than August 16, 2002 in order to be included in the Company's proxy materials for that meeting. Such proposals should be directed to Wegener Corporation,
Attention: Corporate Secretary, 11350 Technology Circle, Duluth, Georgia 30097. In connection with the Company's Annual Meeting of Stockholders to be held in 2003, if the Company does not receive notice of a matter or proposal to be considered by October 30, 2002, then the persons appointed by the Board of Directors to act as the proxies for such Annual Meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such matter or proposal at the Annual Meeting, if such matter or proposal is raised at that Annual Meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

                                     GENERAL

     The  cost  of  this  proxy  solicitation  will  be  paid  by  the  Company.
Solicitations will be made by mail but in some cases may also be made by telephone or personal call of officers, directors or regular employees of the Company who will not be specially compensated for such solicitation. The Company will also pay the cost of supplying necessary additional copies of the solicitation material and the Company's Annual Report to Stockholders for beneficial owners of shares held of record by brokers, dealers, banks and voting trustees and their nominees, and upon request, the Company will pay the reasonable expenses of record holders for mailing such materials to the beneficial owners.

     Management knows of no other matters to be acted upon at the meeting. However, if any other matter is lawfully brought before the meeting, the shares covered by your proxy will be voted thereon in accordance with the best judgment of the persons acting under such proxy.

     In order that your shares may be represented if you do not plan to attend the meeting, and in order to assure a required quorum, please sign, date and return your proxy promptly. In the event you are able to attend, we will, if you request, cancel the proxy.

                                        By Order of the Board of Directors,


                                        J. Elaine Miller
                                        Secretary
December 7, 2001

                               WEGENER CORPORATION

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE 2002 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 22, 2002 AT 7:00 P.M., EASTERN STANDARD TIME.

     The undersigned hereby appoints Robert A. Placek and C. Troy Woodbury, Jr. and each of them, attorneys and proxies with full power to each of substitution, to vote in the name of and as proxy for the undersigned at the Annual Meeting of Stockholders of Wegener Corporation (the "Company") to be held on Tuesday, January 22, 2002 at 7:00 p.m., local time, at the offices of the Company, 11350 Technology Circle, Duluth, Georgia 30097, and at any adjournment thereof, according to the number of votes that the undersigned would be entitled to cast if personally present, on the following matters:

(1) To elect the following nominees as Class I directors to serve until the 2005 Annual Meeting of Stockholders and until their successors are elected and qualified:

          C. Troy Woodbury, Jr.                  Joe K. Parks

     [ ]  FOR the nominees listed above      [ ]  WITHHOLD AUTHORITY to vote for
          (except as indicated to the             the nominees
          contrary below)

     (To withhold authority to vote for any individual nominee(s), write that nominee's name(s) on the line below:)

     ---------------------------------------------------------------------------

(2) To approve an amendment to the Company's 1998 Incentive Plan to increase the number of shares available for grants and awards under the Plan from 1,000,000 to 2,000,000;

                [ ]  FOR             [ ]  AGAINST         [ ]  ABSTAIN

(3) To ratify the appointment of BDO Seidman, LLP as auditors for the Company and its subsidiaries for the fiscal year 2002; and

                [ ]  FOR             [ ]  AGAINST         [ ]  ABSTAIN

(4) To transact and to vote in favor of or against such other business as may properly come before the meeting or any adjournment thereof.

PROPERLY EXECUTED PROXIES WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE GIVEN, SUCH PROXIES WILL BE VOTED FOR THE NOMINEES REFERRED TO IN PARAGRAPH (1), FOR THE PROPOSITIONS REFERRED TO IN PARAGRAPHS (2) AND (3), AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY MATTERS UNDER PARAGRAPH (4).


                                   The undersigned revokes all prior proxies to vote the shares covered by this proxy.

                                   _____________________________________________
                                             Signature

                                   _____________________________________________
                                             Signature


                                   Date:________________________________________
                                   (When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If stockholder is a corporation, corporate name should be signed by an authorized officer and the corporate seal affixed. For joint accounts, each joint owner should sign.)

PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED REPLY ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.